EXHIBIT 10.1

THIS AGREEMENT is made on

February 25, 2010

BETWEEN:

(1)

Bio AMD Holdings Limited (company number 7155281) whose registered office is at Staple Court, 11 Staple Inn Buildings, London WC1V 7QH (“Company”);

(2)

The Persons whose names and addresses are set out in Schedule  1, Part A (the “Managers” and individually a “Manager”); and

(3)

Flex Fuels Energy, Inc. (IRS Identification Number: 20-5242826) whose registered office is at whose registered office is at 502 East John Street, Carson City, Nevada, 89706, USA (the “Investor”)

NOW IT IS AGREED as follows:

1

Definitions

In this Agreement, unless the context otherwise requires:

“Agreed Form” means, in relation to any document, that document in the form agreed by the parties and, for the purposes of identification, signed or initialled by or on behalf of the parties or their solicitors;

“Articles” means the articles of association of the Company in the Agreed Form or as subsequently amended from time to time;

“Bio AMD” means Bio Alternative Medical Devices Limited (company number: 06873533);

“Board” means the board of directors of the Company;

“Budget” means the annual budget for the Group referred to in Schedule 4, Part C, paragraph 0;

“Business” means the business of the development and exploitation of intellectual property and products for medical device diagnostics and used in the medical diagnostics industry (as the same may be changed from time to time in accordance with the provisions of this Agreement);

“Business Day” means any day on which banks are open for business in London (excluding Saturdays, Sundays and public holidays);

“Business Plan” means Bio AMD’s plan for the future development of Bio AMD as set out in the business plan titled “Bio-AMD, A Significant Investment Opportunity in Medical Device Diagnostics” and dated December 2009, in the Agreed Form;

“Companies Act 1985” means Companies Act 1985;

“Companies Act 2006” means Companies Act 2006;

“Companies Acts” means the Companies Act 1985 and the Companies Act 2006 in each case to the extent to which the provisions of the same are for the time being in force;

“Company’s Intellectual Property Rights” means all the Intellectual Property Rights which the Company or any other Group Company owns or uses from time to time;

“Completion” means completion of the Investment in accordance with Clause 0;

“Completion Board Minutes” means minutes of a meeting of the Board comprising resolutions to be passed on or before Completion in the Agreed Form;

“Completion Date” means the date of Completion;

“Conditions” means the conditions referred to Clause 0 and set out in Schedule 2;

“Confidential Information” means save in so far as such information is already in the public domain (other than by breach of any duties of confidentiality) or is required to be disclosed by reason of any legal requirement or any rule or regulation of any Recognised Investment Exchange or any government or regulatory authority, all knowledge and information (whether or not recorded in documentary or machine readable form) which is secret or confidential to the business or affairs of the Group;

“Deed of Adherence” means a deed contemplated by Clause 0 and substantially in the form set out in Schedule 5;

“Directors” means the directors of the Company for the time being;

“Disclosure Letter” means a letter of even date in Agreed Form from the Warrantors to the Investor specifying disclosures to the Warranties given at Completion and includes the documents attached to it;

“Encumbrance” means any claim, mortgage, lien, pledge, charge, encumbrance, hypothecation, trust, right of pre-emption or any other restriction or third party right or interest (legal or equitable) or any other security interest of any kind however created or arising (or any agreement or arrangement to create any of them);

“Equity Shares” has the meaning given to it in the Articles;

“First Managers” means Nasr-Eddine Djennati and Andrew Mitchell;

“Exit” means a Sale or a Listing;

“Group” means the means the Company and all its subsidiaries and subsidiary undertakings for the time being and “member of the Group” or “Group Company” shall be construed accordingly;

“Group Company” means any member for the time being of the Group;

“ICTA” means the Income and Corporation Taxes Act 1988;

“Indebtedness” means the total of: (a) amounts borrowed by the Group; (b) any actual or contingent liability under a guarantee given by a Group Company; (c) amounts due by the Group under any credit sale, hire purchase, and equipment leasing agreements, insofar as any of these can properly be attributed to capital; but excluding loans, and guarantees, from one Group Company to another;

“Intellectual Property Rights” means all intellectual property rights subsisting at any time in any part of the world including patents, trade marks, trade names, marks, design rights, data base rights and copyrights (whether any of such rights are registered or unregistered) all rights in, to or in connection with confidential information and all know how, trade secrets, computer programs and domain names and registrations and applications for any of the foregoing;

“Investment” means the subscription by the Investor for the Preferred Shares under this Agreement;

“Investor Consent” means the prior written consent of such of the holders of Preferred Shares holding for the time being over 50% in nominal value of Preferred Shares then in issue;

“Investor Director” means a person nominated by any of the Investor to be a director of any Group Company pursuant to this Agreement and the Articles (including his alternate);

“IP Assignments” means the intellectual property assignments in the Agreed Form between the Company with each of Nasr-Eddine Djennati and Andrew Mitchell;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“ITEPA Elections” means a Joint Election under s431 ITEPA in the Agreed Form for full or partial disapplication of Chapter 2 ITEPA relating to the issue of shares in the Company to the Managers from each of the Managers;

“Listing” shall have the meaning ascribed to it in the Articles;

“OHMedics” means OHMedics Limited (a company incorporated in Scotland with the company number SC360733);

“Ordinary Shares” means the ordinary shares of £0.01 each in the capital of the Company, having the rights set out in the Articles;

“Preferred Shares” means the cumulative convertible preferred shares of £0.01 each in the capital of the Company, having the rights set out in the Articles;

“Recognised Investment Exchange” shall have the meaning defined in section 285(1)(a) of the Financial Services and Markets Act 2000;

“Remuneration” means all payments of salary, expenses, fees, value of any benefits in pension contributions and all such other taxable benefits (in each case, in cash or otherwise);

“Sale” has the meaning ascribed to it in the Articles;

“Service Agreements” means the service agreements or employment contracts (as the case may be) in the Agreed Form entered into on or prior to the date of this Agreement between Bio AMD (1) and each of the Directors (2);

“Shareholders” means the holders of the Shares from time to time;

“Subscription Monies” means the sum that the Investor has agreed to subscribe for the Preferred Shares under this Agreement;

“Warranties” means the Warranties referred to in Clause 0 and set out in Schedule 3;

“Warrantors” means the Company and the First Managers.

2

Interpretation

2.1

In this Agreement unless the context otherwise requires:

(a)

any recitals and Schedules form part of this Agreement and references to this Agreement include them and references to recitals, Clauses and Schedules are to recitals and clauses of, and schedules to, this Agreement and references in a Schedule or part of a Schedule to paragraphs are to paragraphs of that Schedule or that part of that Schedule;

(b)

references to this Agreement or any other document are to this Agreement or that document as in force for the time being and as amended from time to time in accordance with this Agreement or that document (as the case may be);

(c)

words importing a gender include every gender, references to the singular include the plural and vice versa and words denoting persons include individuals and bodies corporate, partnerships, unincorporated associations and other bodies (in each case, wherever resident and for whatever purpose) and vice versa;

(d)

a person is deemed to be connected with another if that person is so connected within the meaning of section 839 ICTA (as in force and construed at the date of this Agreement).

2.2

In this Agreement, unless the context otherwise requires:

(a)

a reference to a statute or statutory provision shall be construed as including a reference to any subordinate legislation (as defined by section 21(1) Interpretation Act 1978) made from time to time under that statute or provision (whether before or after the date of this Agreement); and

(b)

a reference to a statute, statutory provision or subordinate legislation (as so defined) shall be construed as including a reference to:

(i)

that statute, provision or subordinate legislation as in force at the date of this Agreement and as from time to time modified or consolidated, superseded, re-enacted or replaced (whether with or without modification) after the date of this Agreement);  and

(ii)

any statute, statutory provision or subordinate legislation (as so defined) which it consolidates, supersedes, re-enacts or replaces (whether with or without modification).

2.3

Terms used or defined in the Companies Acts or in the Articles shall have the same meanings in this Agreement unless the context otherwise requires provided that company (if not a reference to the Company) shall mean any body corporate wheresoever situate and howsoever incorporated and the other expressions in Companies Act 2006 shall be construed accordingly.

2.4

In this Agreement references to any provision in Companies Act 1985 shall be treated (where and when applicable) as being a reference to the corresponding provision (or the provision(s) most nearly corresponding to it) in the Companies Act 2006 or in any subordinate legislation made under the Companies Act 2006 which replaces it (with or without modification).

2.5

The headings and contents table and the brief description of one clause or one paragraph that is cross referenced within the text of another clause or paragraph in this Agreement are for convenience only and do not affect its interpretation.

2.6

In this Agreement the words "other", "includes", "including" and "in particular" do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

2.7

References to an “Investor” shall be deemed to include respectively the Investor, its nominee, its assigns, its transferees and its successors.

2.8

In the Agreement, unless the context otherwise requires or the terms of any adherence express the contrary, the expressions “Investor” or “Manager” includes any party adhering to this Agreement as an Investor or Manager (as the case may be) pursuant to a Deed of Adherence.

2.9

References in this Agreement to “indemnify” and “indemnifying” any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all properly incurred payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance

2.10

References in this Agreement to any party shall, except where the context otherwise requires, include his successors in title and personal representatives.

3

Conditions

3.1

The Investor's obligation to make the Investment at Completion is conditional upon the Conditions being satisfied to the satisfaction of the Investor (in its absolute discretion) or waived (in whole or in part) in writing by it or on its behalf (in its absolute discretion).

3.2

If the Conditions have not been fulfilled to the satisfaction of the Investor or waived in writing by the Investor (in each case in its absolute discretion) then this Agreement shall lapse and cease to have effect unless the Investor otherwise agrees or requires in writing and no party shall have any claim against any other party under this Agreement or in respect of any claims by the Investor which have arisen prior to such lapse and cessation.   Accordingly, the provisions of Clauses 0 and 0, this Clause 0, Clauses 0, 0, 0 and 0 and such of the other provisions of this Agreement as are necessary to give efficacy to those Clauses or are relevant to the enforcement of those Clauses shall continue to have effect notwithstanding any lapse or cessation under Clause 0.

3.3

Save for any claims for arrears of Remuneration, each of the Managers irrevocably waives any claims against the Company, or any of its officers and employees and consultants, which he may have outstanding prior to the Completion Date.

4

Completion

4.1

On satisfaction or waiver of each of the Conditions in accordance with Clause 3, on Completion:

(a)

the business set out in the Completion Board Minutes shall be transacted;

(b)

the Investor shall be deemed to apply and shall subscribe £865,000 in cash for 613 Preferred Shares at a price of £1,411.09298 per share;

(c)

the Company shall:

(i)

allot and issue the Preferred Shares to the Investor free from all Encumbrances;

(ii)

issue a share certificate to the Investor for those Preferred Shares so subscribed;

(iii)

enter the name of the Investor in the register of Members in respect of the Preferred Shares so subscribed;

(iv)

pay the Investor's professional fees and out of pocket expenses (including VAT) incurred in connection with the preparation of this Agreement and implementation of all matters to effect Completion.

4.2

The Company and the Managers undertake to the Investor that the Subscription Monies will only be used to pay the costs and expenses (including legal and due diligence fees) in connection with that purchase and the preparation and implementation of this Agreement and for the purpose set out in the Business Plan or any Budget (as the case may be).

5

Warranties

5.1

In consideration of the Investor making the Investment at Completion each of the Warrantors severally warrants to the Investor in the terms of the Warranties

5.2

Where a Warranty is given or a statement is made in the Disclosure Letter “so far as the Warrantors” (or any similar expression) such Warranty or statement shall be deemed to include an additional statement to the effect that the Warrantors have made all due and careful enquiries of each other.

5.3

A matter shall be regarded as “fairly disclosed” only to the extent that the information in the Disclosure Letter gives to the Investor sufficient information to form a reasonable opinion as to the nature and extent of the matter is disclosed and its effect or likely effect on the business of the Company.

5.4

The Warrantors acknowledge to the Investor that the Investor has entered into this Agreement in reliance on the Warranties. Each of the Warranties shall be construed separately and independently from the others.

5.5

Each of the Warranties shall be construed as a separate Warranty and shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement, nor shall any Warranty be qualified by any knowledge (whether actual, constructive or implied) of the Investor.

5.6

Each Warrantor:

(a)

agrees that the giving by the Company or any of its officers, employees, agents or advisers (past or present) to any of the Warrantors or their agents or advisers (past or present) of any information or opinion in connection with the Warranties or the Disclosure Letter or otherwise in relation to the business or affairs of the Company in connection with the negotiation and preparation of this Agreement or the Disclosure Letter shall not be deemed to be a representation, warranty or guarantee to the Warrantors of the accuracy of such information or opinion;

(b)

waives and releases any right which he may have against the Company and/or any director or employee of the Company for any error, omission or misrepresentation (other than fraud) in the information and opinions given by them to such Warrantor in connection with the negotiation and preparation of the Warranties or this Agreement or the Disclosure Letter;

(c)

agrees not at any time without Investor Consent to enter into any contract or arrangement or insurance whereby any other person (including, without limitation, any other Warrantor) agrees to indemnify, hold him harmless or contribute towards or otherwise share or discharge (in whole or part and whether or not conditional) any liability of his or claim against him relating to or under this Agreement; and

(d)

acknowledges that any such rights shall not constitute a defence to any claim by the Investor relating to this Agreement.

5.7

If any payment is made by any Manager in respect of the Warranties or under this Clause 5 the payers thereof shall have no right and shall not claim any right of counter indemnity or subrogation or other right of recovery of any sum so paid or any part thereof against or from the Company save to the extent expressly permitted in this Agreement.

5.8

Subject to Clause 0, the Investor shall not be entitled to make a claim under the Warranties in respect of any matter which is fairly disclosed in the Disclosure Letter but no other information relating to the Company of which the Investor have (or later obtain) implied or constructive knowledge shall prejudice or affect any claim made by the Investor under the Warranties or operate to reduce any amount recoverable.

5.9

The maximum aggregate liability of each Warrantor in respect of claims for breach of the Warranties shall not exceed, the amount set opposite his or its name in the table below:

Warrantor	Amount
Nasr-Eddine Djennati	£75,000
Andrew Mitchell	£75,000
Company	Subscription Monies

5.10

Any and all liability under the Warranties shall absolutely cease and determine in the case of any Warranties on 31 December 2010 (the “End Date”).

5.11

A Warrantor shall not be liable for breach of the Warranties unless:

(a)

the Warrantors shall have been served with written notice providing reasonable details of the facts then known to the Investor of the basis for the claim by the Investor of a specific breach of any Warranty prior to the relevant End Date;

(b)

proceedings shall have been commenced and served upon the Warrantors giving the relevant Warranty in connection with such breach within the period of 12 months (or such longer period as is agreed in writing between the parties from time to time) from the date of written notice of the breach has been given to the Warrantors who gave the relevant Warranty; and

(c)

the aggregate amount for all claims for all breaches of any of the Warranties is equal to or exceeds £25,000 (in which event the Warrantors shall be liable for the whole amount of such claims and not the excess over £25,000).

5.12

The Warrantors shall not be liable for a breach of the Warranties to the extent that the claim arises from or is increased as a result of:

(a)

any legislation not in force at the Completion Date which takes effect retrospectively;

(b)

any change (with the Investor Consent) after the Completion Date in the accounting reference date of the Company;

(c)

any change (with the Investor Consent) after the Completion Date in the accounting policies adopted by the Company or in the accounting bases upon which (i) the Company; or (ii) to the extent it relates directly to Business, in each case prepares its accounts save where such change is required to conform such policy or practice with generally accepted policies or practices or where such change is necessary to correct an improper policy or practice.

5.13

If the Warrantors (or any of them) pay to the Investor an amount representing satisfaction in full of any claim for breach of the Warranties and the Investor subsequently recovers from a third party a sum which is referable to it (after payment of any expenses incurred in recovering it), the Investor shall, as soon as reasonably practicable thereafter, repay to the applicable Warrantor or Warrantors the sum so recovered less all reasonable costs of recovery.

5.14

The Investor shall not be entitled to recover any sum in respect of any claim for breach of any of the Warranties more than once in respect of the same subject matter which gives rise to the same loss.

5.15

Without limiting the Investor’s right to claim against any of the Warrantors, the Investor may claim in whole or in part in respect of any breach of the Warranties against any of the other Warrantors.

5.16

The Warrantors shall not be liable for any claim under the Warranties to the extent that the fact, matter, event or circumstance giving rise to such claim is remediable and is remedied in full by or at the expense of the Warrantors without cost to the Company or the Investor (or any of their Connected Persons) within ten Business Days of the date on which written notice of such claim is given to the Warrantors.

5.17

Nothing in this Agreement shall be deemed to relieve the Investor from any common law duty to mitigate any loss or damage suffered by any of them.

5.18

The Disclosure Letter shall not qualify or limit nor shall any of the preceding provisions of this Clause 0 qualify or limit:

(a)

any of the Warranties at paragraphs 2, 3.1 and 4.1 of Schedule 3;

(b)

any claim for breach of any Warranty arising (or any delay in the discovery of which arises) as a result of fraud or wilful or dishonest non-disclosure or wilful or dishonest misrepresentation on the part of any Warrantor.

5.19

The Investor warrants to the Company and each of the Managers that it is duly authorised to enter into this Agreement and the obligations of the Investor under this Agreement and each document to be executed by it at or before Completion are or when the relevant document is executed, will be enforceable on the Investor in accordance with their terms.

6

Covenants

6.1

From Completion:

(a)

the Company shall not, and the Managers shall exercise all rights and powers lawfully available to them to procure that the Group shall not, take any of the actions set out in Schedule 4, Part A without Investor Consent, unless the action is expressly required or permitted by this Agreement;

(b)

the Company shall, and the Managers shall exercise all rights and powers lawfully available to them  to procure that the Group shall, conduct its business in accordance with, and observe the covenants set out in, Schedule 4, Part B (whether or not as a matter of law such covenants are enforceable against the Group Company in question) unless with Investor Consent;

(c)

the Company and the Managers will comply with their respective obligations set out in Schedule 4, Part C regarding the provision of information to the Investor; and

(d)

each of the Managers severally undertakes to, and covenants with, the Investor in the terms of Schedule 4, Part D,

(together the “Covenants” which term shall, for the avoidance of doubt, include each of the covenants, obligations and undertakings set out in, and each of the paragraphs of, Schedule 4).

6.2

Where any action would be prohibited by Clause 0 but for the fact that the action is expressly stated in an approved Budget the Company and the Managers shall continue to be bound by Clause 0 and shall seek the necessary consents (as applicable).

6.3

It is acknowledged for the purposes of section 173 Companies Act 2006 that the Covenants in Schedule 4, Part D and other provisions of this Agreement may restrict the future exercise of discretion by Directors and the parties intend that,  to the extent permitted by that section, the discretion of such directors should be so restricted.

6.4

If the Company or any of the Managers are in breach of any of the Covenants, and, if such breach is capable of remedy, it is not remedied within 10 Business Days of the Investor giving notice requiring such breach to be remedied, the Company and the Managers (as the case may be) shall:

(a)

provide the Investor with a full explanation for the delay or breach and assist in investigations;

(b)

if the Investor so requires the Investor may instruct a firm of chartered accountants to prepare or help in preparing the accounts or any of such reports plans budgets forecasts or statements the costs of which will be borne by the Company;

(c)

allow such advisers to make extracts from and take copies of its accounting books and records and to discuss any matter with any of its personnel and officers.

6.5

Each of the Covenants shall be construed independently of each of the others so that if one or more of them shall be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining Covenants shall be valid to the extent that they are not held to be so invalid.

6.6

The Company shall not, and the Investor and the Managers shall exercise all rights and powers lawfully available to them to procure that the Group shall not, take any of the following actions without the prior written consent of the holders of not less than 60% of the issued Ordinary Shares (and for these purposes any Preferred Shares which have been converted into Ordinary Shares shall be disregarded when calculating the requisite percentage of Ordinary Shares) (an “Ordinary Majority”):

(a)

make any change in its issued share capital (other than any issue of Anti-dilution Shares (as defined in the Articles) pursuant to Article 8 of the Articles);

(b)

appoint or remove any director of any Group Company (other than the appointment or removal of the Investor Director);

(c)

take any steps to wind-up or liquidate or obtain an administration order in respect of any Group Company,

save that no consent shall be required of an Ordinary Majority in respect of clause 00 where there is a material breach (which is continuing) by any of the Managers of any of the provisions of this Agreement or the Articles (as applicable) and (if capable of remedy) is not remedied to the satisfaction of the Investor (acting reasonably) within 10 Business Days of the Investor giving notice to the relevant Manager.

6.7

Following the date of this Agreement, Nasr-Eddine Djennati shall procure:

(a)

that his employment with OHMedics shall be terminated and replaced with a consultancy or similar agreement which enables Nasr-Eddine Djennati to commence his full time employment with Bio AMD under his Service Agreement without causing a breach of that Service Agreement or any other engagement with any other company; and

(b)

to the extent not already in place, that an intellectual property assignment is put in place from OHMedics to Bio AMD assigning all past, present and future intellectual property created Nasr-Eddine Djennati which relates to the business of Bio AMD and is unrelated to his employment with OHMedics, in each case by no later than 1 March 2010.

6.8

Following the date of this Agreement, if:

(a)

either of Nasr-Eddine Djennati or Andrew Mitchell fail to commence their employment with the Company on the date provided for under their respective Service Agreement; and/or

(b)

Nasr-Eddine Djennati shall fail to procure:

(i)

the termination of his employment with OHMedics as required under clause 0; and/or

(ii)

Nasr-Eddine Djennati shall to procure that any intellectual property assignment if required under clause 0 is put in place,

then, without prejudice to, any remedy the Investor or Bio AMD or the Company may have against Nasr-Eddine Djennati or Andrew Mitchell, at the written request of the Investor, Nasr-Eddine Djennati and Andrew Mitchell shall in addition indemnify the Investor and/or the Company for all fees paid by the Company (being a total of £15,000 plus VAT) to the Investor’s advisers required to be paid under clause 0 provided that where Andrew Mitchell commences his employment under his Service Agreement on the date provided under his Service Agreement, the indemnity shall only apply to Nasr-Eddine Djennati to the extent that the provisions of clause 00 and/or clause 00 apply to him.

6.9

Following the date of this Agreement, Robert Galvin shall procure that the consultancy agreement in the Agreed Form is duly signed by The ARM Partnership by no later than 1 March 2010.

7

ITEPA

7.1

Subject to Clause 0, each Manager hereby covenants to pay to, or at the direction of, the Company on demand an amount equal to all income tax and national insurance contributions and any related penalties or interest for which the Company (or any member of the Group) is required to account in connection with the acquisition or disposal of any shares issued to, or acquired by, the Manager (or any associated person (as defined in section 421C ITEPA) of the Manager) or with the occurrence of any event giving rise to a charge under any of the provisions of Part 7, ITEPA in relation to such shares.

7.2

Subject to Clause 0, if any payment required to be made by a Manager pursuant to the covenant in Clause 0 is not made within the period specified in section 222(1)(c) ITEPA, the Manager shall in addition pay to the Company an amount equal to all income tax and national insurance contributions and any related penalties or interest for which the Company (or any other company referred to in Clause 0) is required to account as a result of any amount of tax being treated as earnings from an employment of the Manager whether pursuant to section 222 of ITEPA or otherwise.

7.3

The covenants in Clause 0 and 0 shall only extend to any secondary Class 1 national insurance contributions to the extent that the agreement of the Manager to meet any such liability, and any payment in respect of any such liability pursuant to such covenants, is not contrary to paragraph 3A(1) schedule 1 Social Security Contributions and Benefits Act 1992.

7.4

If the Company (or any member of the Group) is liable to tax on any sum paid under any of Clauses 0 to 0 (inclusive), the amount so payable shall be increased by such amount as will ensure that, after payment of the tax liability, the Company (and/or and member of the Group) is left with a net sum equal to the sum it would have received and retained had no such tax liability arisen.

8

Board

8.1

In accordance with the Articles, the Investor may in its absolute discretion appoint any one person to be a non-executive Director (the “Investor Director”) who may also, at the request of the Investor so appointing him, be appointed as a director of any other Group Company (and for the avoidance of doubt, Robert Galvin shall not be deemed to be the Investor Director).  The Investor may also remove any such person(s) so appointed and appoint another person in his place.

8.2

If at any time there is no Investor Director in office, the Investor may in its absolute discretion appoint an observer to the Board who shall have the same rights as an Investor Director except that he shall not be entitled to vote at Board meetings.

8.3

The Board shall meet at least once every three months with a minimum of four meetings a year at a venue in the United Kingdom to be decided by the Board, and more frequently if required by the Investor Director.

8.4

The Company and the Investor will agree the appointment of a mutually acceptable chairman within 24 months following Completion.  In the absence of agreement within such time, the Investor will have the right to nominate a suitable candidate who shall be appointed as chairman.   Pending such appointment, the parties agree that Nasr-Eddine Djennati will act as interim chairman of the Company and Bio AMD.  In the absence of agreement within such 24 month period, Nasr-Eddine Djennati will assume the role of chairman.

8.5

If requested by Investor Consent, the Company will establish a remuneration committee (the “Remuneration Committee”) and/or an audit committee (the “Audit Committee”), both consisting solely of such non-executive directors and executive directors (if any) (one of whom must be the Investor Director) and chaired by such person as may be approved by Investor Consent.  The Remuneration Committee and an Audit Committee shall have such powers and terms of reference as may be agreed between the Company and Investor Consent.

8.6

The Parties agree that (i) the Investor Director, and (ii) any observer appointed by the Investor are each duly authorised to disclose and consult together with the Investor and their professional advisers for the purpose of monitoring the Investment, and the Company and the Managers shall permit the Investor and the Investor Director (if any) and the observer (if any) to consult fully together and exchange information relating to the Group for the purpose only of reviewing or appraising the business and affairs of the Group and/or for purposes relating to the Investment.

8.7

The Investor confirms and the Company and the Managers acknowledge that (i) neither the appointment of, nor the giving of any of advice by, an Investor Director or any observer appointed by the Investor to any Group Company shall constitute the giving of investment advice or constitute any Group Company as a customer of the Investor within the meaning of the Financial Services Authority handbook of rules and guidance as modified, supplemented or replaced from time to time (the “FSA Handbook”); and (ii) none of the Parties expects the Investor, the Investor Director or their observer to owe to any Group Company any duties or responsibilities as a customer within the meaning of the FSA Handbook.

9

Consents etc

9.1

No consent or approval to be given by the Investor or by Investor Consent under this Agreement or for the purpose of the Articles shall be valid unless given in writing.

9.2

The carrying out of such duties and powers and the giving (or not) of such consents by the Investor or Investor Consent shall not (unless otherwise expressly stated) constitute a variation of this Agreement or the Articles or remove the need to seek a similar consent for a subsequent similar matter.

9.3

Where any consent or approval of the Investor or an Investor Director is required or sought in respect of any provision of this Agreement or the Articles, the Investor or, as the case may be, an Investor Director shall have a complete and unfettered discretion as to whether or not to give the consent or approval and whether or not to impose any terms, conditions or limitations on any such consent or approval.

10

Provisions on Exit

The Managers and the Investor acknowledge that the Investor is subscribing for Shares with a view to either an Exit after the fifth anniversary of the execution of this Agreement (“Relevant Date”) and the Company and the Managers agree to use their reasonable endeavours to obtain an Exit by, or soon after, the Relevant Date.

11

Announcements and confidentiality

11.1

Subject to Clauses 0 and 0, the terms of this Agreement shall be confidential to the parties.

11.2

The Company and each of the Managers undertakes to the Investor that the Investor and the Investor Director (and Robert Galvin in respect of clauses 00 and 00) are free to disclose (on a confidential basis) to:

(a)

the Investor or any parent undertaking of the Investor or any subsidiary undertaking of the Investor;

(b)

any professional adviser to, trustee or manager of or investor or prospective investor in any fund on behalf of which the Investor (or their nominees or custodian) holds shares in the capital of the Company;

(c)

any professional adviser or auditor to any such company or fund;

(d)

any regulatory body responsible for any such company or fund (to the extent that such regulatory body requires it);

(e)

any actual or prospective provider of finance to any Group Company;

(f)

any professional adviser to any of the foregoing; and

(g)

any person to whom they may disclose information under Clause 0;

(h)

any person to whom the Investor may make a permitted transfer under Article 13 (Permitted Transfers) of the Articles;

(i)

any shareholder of the Investor, provided such disclosure is conducted under the terms of the US Securities and Exchange Commission Regulation FD,

any information it or he receives relating to the Group, any Group Company or its businesses and affairs.

11.3

The obligations of confidentiality in Clause 0 or otherwise shall not apply to the Investor or the Investor Director  in the event that:

(a)

any of them is expressly obliged by law or by the rules and regulations of any recognised investment exchange or by the terms upon which the Investor has raised finance (whether debt or equity) to disclose or divulge any such information;

(b)

if the information concerned shall have come into the public domain otherwise than by virtue of a prior breach by them of such obligations of confidentiality; or

(c)

as expressly permitted by the Board (with the approval of the Investor Director).

11.4

Each Manager and the Company undertakes to the Investor to keep confidential the terms of the Investment and all matters contemplated by this Agreement.

12

Variation of this Agreement and the Articles

12.1

If the Board and with Investor Consent concludes that any changes need to be made to the Articles so as to give effect to the provisions of the Companies Act 2006, to the extent that the effectual changes do not alter the commercial effect intended by the Articles nor, as an overriding provision, conflict with the provisions of this Agreement, if so requested by the Board and the Investor, the parties to this Agreement shall, so far as are able in their capacity as Directors and/or Shareholders, approve the necessary changes to the Articles, and the Managers shall use their reasonable endeavours to recommend to the other Shareholders that they also approve those changes.

12.2

If any Manager ceases to be employed or engaged by or contracted to provide services to the Company or another Group Company in any such capacity or ceases to hold Shares (whichever is the later) then, as from the date of such cessation, this Agreement may be varied without reference to (or the need for the signature on any relevant document of) such Manager provided that (for the avoidance of doubt) such variation shall not give rise to any new or increased liability of that Party.

13

Notices

13.1

All notices to be given to a party under this Agreement shall be in writing in English and shall be marked for the attention of the person, and delivered by hand or sent by first class prepaid post (or by air mail if to an address outside the United Kingdom) or by fax to the address or fax number account detailed for the party below:

(a)

in the case of the Company:

Address:

its registered office

Fax:

such number as may be notified from time to time

Attention:

Nasr-Eddine Djennati

(b)

in the case of each Manager:

Address:

his address appearing in part A of Schedule 1

Fax:

such number as may be notified from time to time

Attention:

to the relevant Manager

(c)

he case of the Investor:

Address:

its address appearing on page 1

Fax:

08450 038 045

Attention:

Chief Executive Officer

A party may change the details recorded for it in this Clause by notice to the other in accordance with this Clause 0.

13.2

ice may also be given by e-mail (other than in respect of clause 0) to an address notified by the relevant party under this Agreement in writing.

13.3

ice shall be treated as having been received:

(a)

if delivered by hand between 9.00 am and 5.00 pm on a Business Day (which time period is referred to in this Clause 0 as “Business Hours”), when so delivered; and if delivered by hand outside Business Hours, at the next start of Business Hours;

(b)

if sent by first class post, at 9.00 am on the second Business Day after posting if posted on a Business Day and at 9.00 am on the third Business Day after posting if not posted on a Business Day;

(c)

if sent by air mail, at 9.00 am on the fifth Business Day after posting if posted on a Business Day and at 9.00 am on the sixth Business Day after posting if not posted on a Business Day;

(d)

if sent by fax, when sent if sent during Business Hours and if sent by fax outside Business Hours, at the next start of Business Hours; and

(e)

subject to clause 0, if sent by e-mail, when acknowledged by the recipient as received.

13.4

In proving that a notice has been given it shall be conclusive evidence to prove that delivery was made, or that the envelope containing the notice was properly addressed and posted or that the fax was properly addressed and despatched and confirmation of full transmission was received (as the case may be) and in the case of e-mail notices as acknowledged in accordance with the provisions of clause 0.

13.5

Other than in respect of clause 0, e-mailed notices, if acknowledged by the recipient (and for these purposes acknowledgement must be active acknowledgement by that person and not by automated reply) are valid for the purposes of this Agreement.

14

General

14.1

Entire agreement:  This Agreement (together with all documents entered into in the Agreed Form referred to in this Agreement and all other documents to be entered into pursuant to, or in connection with, the Agreement) sets out the entire agreement and understanding between the parties, and supersedes all proposals and prior agreements, arrangements and understandings between the parties, relating to its subject matter.

14.2

Acknowledgment: Each party acknowledges that in entering into this Agreement (and any other document to be entered into pursuant to it) it does not rely on any representation, warranty, collateral contract or other assurance of any person (whether party to this Agreement or not) that is not set out in this Agreement or the documents referred to in it.  Nothing in this Agreement shall, however, limit or exclude any liability for fraud.

14.3

Further assurance:  Each party shall do and execute, or arrange for the doing and executing of, any other act and document reasonably requested of it by the other party to implement and give full effect to the terms of this Agreement.

14.4

Survival of rights:  Neither Completion nor termination of this Agreement for any reason shall affect any rights or liabilities that have accrued prior to Completion or termination (as the case may be) or the coming into force or continuance in force of any term that is expressly or by implication intended to come into or continue in force on or after Completion or termination.

14.5

Assignment: The parties undertake to each other that it shall be a condition of any sale or transfer or other disposal of any Share (or any interest in it) and of any issue of Shares to any person who is not a party to this Agreement or who has not already entered into a Deed or Adherence that prior to it being effected, if so requested by the Investor, such person shall have entered into a Deed of Adherence. The Company will also join into such Deed of Adherence.  The Company is irrevocably authorised by all other persons who are for the time being parties to this Agreement to enter into on their behalf any Deed of Adherence so approved by the Investor.

14.6

Variation: Subject to clause 0, no variation of this Agreement shall be effective unless it is in writing and is signed by or on behalf of each of the parties.

14.7

Waiver and Severability:  No single or partial exercise, or failure or delay in exercising any right, power or remedy by the Investor shall constitute a waiver of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise. The parties intend each provision of this Agreement to be severable and distinct from the others.  If a provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, the parties intend that the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

14.8

Rights cumulative:  The rights and remedies of the Investor in connection with this Agreement are cumulative and, except as expressly stated in this Agreement, are not exclusive of any other rights or remedies provided by law or equity or otherwise.  Except as expressly stated in this Agreement (or at law or in equity in the case or rights and remedies provided by law or equity) any right or remedy may be exercised (wholly or partially) from time to time.

14.9

Rescission: No party to this Agreement shall be entitled to rescind this Agreement after Completion.

14.10

Obligations: Where more than one person takes on any obligation such obligation shall, unless otherwise expressly stated, be several.

14.11

Conflict: If there is any conflict between this Agreement and the Articles, this Agreement shall as between the parties prevail, and, if required by the Investor, the parties shall take all steps necessary to amend the Articles so as to remove such conflict.

14.12

Third party rights: Unless this Agreement expressly states otherwise:

(a)

a person who is not a party to this Agreement has no right to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999; and

(b)

if a person who is not a party to this Agreement is stated to have the right to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, the parties may rescind or vary this Agreement (and any documents entered into pursuant to or in connection with it) without the consent of that person.

14.13

Counterparts: The parties may enter into this Agreement in any number of counterparts and on separate counterparts, all of which taken together shall constitute one and the same instrument.

15

Governing law and jurisdiction

15.1

This Agreement will be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Agreement, its subject matter, negotiation or formation will be determined in accordance with English law.

15.2

Each party irrevocably submits to the exclusive jurisdiction of the English courts in relation to all matters (including non-contractual matters) arising out of or in connection with this Agreement.

Executed and delivered as a deed by the parties or their duly authorised representatives as a deed on the date of this Agreement.

(A) Schedule 1

General

Part A - Managers

Manager	Address
Nasr-Eddine Djennati	35 Sherway Drive, Timperley, Altrincham, Cheshire WA15 7NU
Andrew Mitchell	43 Perthshire Grove, Buckshaw Village, Chorley, Lancashire PR7 7AE
Robert Galvin	19 Eastwood Boulevard, Westcliff on Sea, Essex SS0 9XL

1 Part B - Issued share capital immediately following Completion

Shareholder	Ordinary Shares	Preferred Shares	% equity holding (%)
Nasr-Eddine Djennati	120	Nil	12.333
Andrew Mitchell	120	Nil	12.333
Robert Galvin	120	Nil	12.333
Flex Fuels Energy, Inc.	Nil	613	63.001
TOTAL	360	613	100

Part C - The Company

Company number:	7155281
Place of incorporation:	England
Date of incorporation	11 February 2010
Registered office:
Directors:	Nasr-Eddine Djennati Andrew Mitchell Robert Galvin
Secretary (Please state if none):	None
Issued share capital immediately prior to the passing of the Resolutions:	£3.60 divided into 360 ordinary shares of £0.01 each
Shareholders (immediately prior to Completion):	Nasr-Eddine Djennati as holder of 120 ordinary shares of £0.01 Andrew Mitchell as holder of 120 ordinary shares of £0.01 Robert Galvin as holder of 120 ordinary shares of £0.01
Accounting reference date:	31 December
Accounts last made up to:	n/a
Charges:	None
Accountants:	None
Tax residence:	UK

Part D – Bio AMD

Company name:	Bio Alternative Medical Devices Limited
Company number:	06873533
Place of incorporation:	England
Date of incorporation	8 April 2009
Registered office:	35 Sherway Drive, Timperley, Altrincham, Cheshire, WA15 7NU
Directors:	Nasr-Eddine Djennati Andrew Mitchell Robert Galvin
Secretary (Please state if none):	None
Authorised share capital:	£1,000,000 divided into 1,000,000 ordinary shares of £1 each
Issued share capital:	£3 divided into 3 shares of £1 each
Shareholders:	The Company
Accounting reference date:	31 December
Accounts last made up to:	not applicable
Charges:	None
Accountants:	None
Tax residence:	UK

(B) Schedule 2

Conditions

1

The Board is duly authorised to enter into this Agreement (and all documents contemplated by it), the Articles have been adopted and the necessary resolutions have been passed to allot the Preferred Shares to the Investor;

2

The Business Plan has been delivered to the Investor in a form satisfactory to them;

3

Bio AMD’s accounting reference date is changed to 31 December;

4

The terms of this Agreement and each document in the Agreed Form and each document required to give effect to the Investment, and that all have been executed (where appropriate) by all relevant parties to them;

5

Copies of this Agreement and each document in the Agreed Form and each document required to give effect to the Investment as duly executed (where appropriate) have been delivered to the Investor.

(C) Schedule 3

Warranties

1

Managers

1.1

Each Manager severally warrants that he has no interest, direct or indirect, in any business which competes, or it is reasonable to anticipate is likely to compete, with the business of the Group or is or is likely to become a customer of or supplier to the same as such businesses are currently proposed to be carried on after Completion, nor does he intend to acquire any such interest.

1.2

Each Manager severally warrants that the entry into and performance of his obligations under this Agreement and his Service Agreement, and his holding of shares in the Company, will not breach or infringe any obligation, duty or restriction binding upon him or to which he is otherwise subject (including any duty of confidence, any restrictive covenant or any undertaking or arrangement relating to any intellectual property rights).

1.3

Each Manager severally warrants that except for his Service Agreement neither he nor any person connected with him has any interest in any contract or agreement with any Group Company or any person disposing of shares in the Company or any person connected with any such person.

1.4

Each Manager severally warrants that except for his interest in the Group, he does not have any interest in any business or partnership, or in the shares of any body corporate with the exception of non-trading and charitable or non-investment companies.

1.5

Each Manager severally warrants that he is not aware of any actual or threatened claim against him in respect of any breach or alleged breach of a director's duties and, so far as he is reasonably aware, no such claim is possible against him (whether as a result of his entering into of this Agreement or otherwise).

2

Authority of the Company

2.1

The Company is duly authorised to enter into this Agreement and the obligations of the Warrantors under this Agreement and each document to be executed at or before Completion are or when the relevant document is executed, will be enforceable in accordance with their terms.

2.2

The execution of this Agreement and the implementation of the matters contemplated by it will not violate any other agreement, or arrangement to which any of the Warrantors is a party.

3

Information

3.1

The facts stated in part C and part D of Schedule 1 are true and accurate in all material respects and not misleading in any respect.

3.2

The Warrantors do not know of anything which would have a material adverse affect on the financial or trading prospects of Bio AMD.

3.3

The Warrantors have not deliberately withheld any information from the Investor which they know would influence the Investor's decision to invest in the Company, and the Warrantors know nothing which materially adversely affects the financial or trading position or prospects of Bio AMD.

4

Company and trading

4.1

Other than Bio AMD, the Company owns no shares or loan capital either legally or beneficially in any company.

4.2

The Company has no assets (other than its paid up share capital and other than its holding of shares in Bio AMD) and no employees.

4.3

The Company has never traded and, save for its obligations pursuant to this Agreement and the other agreements to be entered into in accordance with their terms or to satisfy conditions in them, has no liabilities whatsoever.

4.4

There is no agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the Shares, and no person has claimed or may claim to be entitled to an Encumbrance in relation to any of the Shares.

4.5

Other than the issue of Preferred Shares to the Investor under this Agreement and the provisions of the Articles, there is no agreement, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of any share or loan capital of the Company.

5

Bio AMD and trading

5.1

Bio AMD owns no shares or loan capital either legally or beneficially in any company.

5.2

There is no agreement, arrangement or obligation to create or give an Encumbrance in relation to any of Bio AMD’s share capital, and no person has claimed or may claim to be entitled to an Encumbrance in relation to any of its shares.

5.3

There is no agreement, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of any share or loan capital of Bio AMD.

5.4

Bio AMD has never traded and, save for the Company’s obligations in respect of Bio AMD pursuant to this Agreement and the other agreements to be entered into in accordance with their terms or to satisfy conditions in them, has no liabilities whatsoever.

5.5

Other than as set out in the Disclosure Letter, Bio AMD has no assets whatsoever (other than its paid up share capital).

5.6

Bio AMD has no employees save only for the Managers on the terms of the relevant Service Agreements.

5.7

Bio AMD is not engaged in, nor is any officer of Bio AMD engaged in, any legal proceedings (including litigation, arbitration, prosecution or any hearing before any tribunal or official body) and no such proceedings are pending or threatened and there are no facts known to the Warrantors likely to give rise to such proceedings.

5.8

There is no judgement or order of any court, tribunal or official body against Bio AMD.

(D) Schedule 4

Covenants

Part A - Matters requiring Investor Consent

No Group Company shall without Investor Consent:

Business Plan and Budget

1

Amend the Business Plan or adopt or amend a Budget or take any action materially inconsistent with them;

Share structure

2

Make any change to its memorandum or articles of association;

3

Make any change in its authorised or issued share capital or grant any Encumbrance over any Group Company’s shares, grant any rights to subscribe for or to convert any instrument into Shares or securities or waive any right to receive payment on any of its shares issued partly paid or cancel or accept the surrender of any such right to subscribe or convert;

4

Reduce and capitalise any part of its share capital, share premium account or capital redemption reserve or vary the rights attaching to any class of shares or redeem, purchase or otherwise acquire any shares or other securities of that company;

Major transactions

5

Enter into, terminate or amend any material licensing or royalty agreement;

6

Enter into, terminate or vary any joint venture, partnership consortium or other similar arrangement;

7

Acquire or dispose of any companies or business undertaking;

8

Establish any new branch, agency, trading establishment or business or close any such branch, agency, trading establishment or business;

9

Enter into any matter outside the ordinary course of its business;

Accounting

10

Change its accounting policies, unless the change is required by law or by virtue of a new statement of standard accounting practice or financial reporting standard which does not offer any discretion in its application to the Group Company;

11

Change its accounting reference date;

Indebtedness

12

Pay or declare any dividend or other distribution (as defined under sections 209, 418 and 419 ICTA) on account of shares in its capital (other than the Fixed Dividend as defined in the Articles);

13

Factor any of its debts;

14

Incur any Indebtedness in excess of £10,000;

15

Other than in the ordinary and normal course of trading in respect of the obligations or liabilities of a fellow Group Company, give any guarantee or indemnity;

16

Mortgage or charge or permit the creation of or suffer to subsist any mortgage or fixed or floating charge, lien or other encumbrance over the whole or any part of its undertaking, property or assets;

Employee matters

17

Establish any pension scheme, share option scheme, employee share scheme or any profit sharing or related scheme or vary or discontinue any of the same or make any payment in respect of the same or the grant, exercise, cancellation or surrender of any right granted under the same;

18

Appoint or remove any director or any of the Managers or (save in accordance with a decision of the Remuneration Committee and Audit Committee under Clause 0) alter or permit any alterations to be made to service agreements and/or terms of employment and/or contracts for services from time to time of any Manager or director;

19

Appoint or remove any  employee earning a gross remuneration in excess of £50,000 a year (a “Senior Employee”), or alter or permit any alterations to be made to service agreements and/or terms of employment and/or contracts for services from time to time of any Senior Employee;

Proceedings and winding up

20

Threaten, commence, discontinue, settle or compromise any legal, arbitrational or tribunal proceedings (in whatever capacity) which is or may be material, save for any application for an interim injunction or other application or action (including interim defence) which is urgently required in the best interests of the relevant Group Company in circumstances in which it is not reasonably practicable to obtain prior consent;

21

Take any steps to wind-up or liquidate or obtain an administration order in respect of any Group Company.

Part B - Conduct of Group

Business

1

Any expansion development or evolution of the Group’s business (whether to be conducted as part of or in connection with its main business or ancillary to it) will be effected only through a Group Company

Insurance

2

Each Group Company shall at all times keep insured with a reputable insurance office all its assets, itself in respect of any accident, damage, injury etc, and its directors against any liability incurred by them in their lawful duties as directors, and in each case, in accordance with good commercial practice and to the extent required having due regard to the size and nature of each Company's business and shall pay all premiums falling due under and otherwise perform all the terms of its insurances

3

If so requested in writing by the Investor, the Group shall effect and maintain in force a composite key man life assurance policy on terms acceptable to the Investor Director and in favour of the Company on the lives of the following person in the amount set out below:

Insured person	Amount (£)
Nasr-Eddine Djennati	250,000

and note the Investor’s interests on such policy.  The Company and the insured person severally undertakes to the Investor that they will, within 60 days of being notified in writing by the Investor to put in place such insurance on terms specified by the Investor, put in place keyman insurance on the terms set out above.  The obligation to put in place keyman insurance following such written notice shall be an ongoing obligation until such time as it is put in place.

Compliance

4

The Group shall take all reasonable steps within their respective powers to protect their Intellectual Property Rights and Confidential Information.

Part C – Provision of Information

The Company shall provide to the Investor:

(a)

the statutory annual accounts for each Group Company as soon as they are available but in any event not later than three months from the end of such financial year;

(b)

within 10 Business Days of the end of each calendar month and in respect of each Group Company the monthly management accounts in such form and containing such information and being in such format as the Investor may from time to time specify or (in default of such specification) using the format (so far as possible) adopted in the Management Accounts;

(c)

at least one month before (but not sooner than 60 days before) the commencement of each of its financial years the Budget in respect of the forthcoming financial year in such form and content agreed with an Investor Director; and

(d)

any other information on the Group that the Investor may reasonably require in a timely fashion.

Part D – Manager Covenants

Each of the Managers severally undertakes to and covenants with the Investor that:

(a)

he will use all powers and votes lawfully available to him in his capacities as director or shareholder of any Group Company or otherwise to procure that each Group Company observes the Covenants (whether or not as a matter of law such covenants are enforceable against the Group Company in question);

(b)

he will not sell or transfer or otherwise dispose of, mortgage, charge or otherwise encumber any Shares (or any interest in them) of which he is now the registered holder and/or beneficial owner or of which he may become the registered holder and/or beneficial owner after the date of this Agreement unless, in the case of a sale, transfer or other disposal, it is made in accordance with the Articles and  only then with Investor Consent;

(c)

he will give to the Investor Director written notice and details of any bona fide offer or approach which is made to purchase from him (or, to the extent known by him, any other party) any Shares or any Group Company.

(E) Schedule 5

Deed of Adherence

This Deed is made on [

] 20[

]

Between

(1)

[Person adhering] of [

] (the New [Shareholder]/[Director] ); and

(2)

Bio AMD Holdings Limited registered in England with company number 7155281 having its registered office at Staple Court, 11 Staple Inn Buildings, London WC1V 7QH.

The parties refer to the subscription and shareholders’ agreement made on February 2010 between the Company (1), the Managers (2) and the Investor (3) [as such subscription and shareholders’ agreement has been amended prior to the date of this Deed] (a copy of which Agreement [as so amended], is attached to this Deed and has been initialled by me/us for identification) (“Agreement").  Words and expressions defined in the Agreement shall unless the context otherwise requires bear the same meaning in this Deed. The Company is a party to this Deed on its own behalf and as attorney as contemplated by Clause 0 of the Agreement.

[Shareholders]

By this Deed, the New Shareholder intending to become the holder of [ ] shares of £[ ] each in the capital of the Company undertakes, subject only to becoming registered as the holder of any such shares, to each party to the Agreement to observe and be bound by all the provisions of the Agreement (so far as the same remain subsisting and unfulfilled) in all respects as if the New Shareholder were a party to such Agreement and named in it as a [Manager]/[an Investor] [(other than in respect of the Warranties) [and other than the provisions of Clause 0] NB – these additional words to be inserted where transferee receives shares under a permitted transfer under article 15 of the Articles – i.e. family members].

[Directors]

By this Deed, the New Director undertakes to each party to the Agreement to observe and be bound by all the provisions of the Agreement (so far as the same remain subsisting and unfulfilled) in all respects as if the New Director were a party to such Agreement and named in it as a [Manager]/[an Investor] and that he will so long as he  remains a director of the Company comply with the terms and conditions of Clause 0 of the Agreement (so far as the same remain subsisting and unfulfilled).

Executed and delivered as a deed on the date first above written

[Appropriate Execution Clauses by the New [Shareholder]/[Director] and the Company]

Executed as a deed by Bio AMD Holdings Limited acting by a director in the presence of	)	/s/ Nasr-Eddine Djennati /s/ Andrew Mitchell /s/ Robert Galvin
)
	)	Director

/s/ Dee Sian

Signature of witness

Name

Address

Executed as a deed by Nasr-Eddine Djennati in the presence of	)
	)	/s/ Nasr-Eddine Djennati
)
/s/ Dee Sian

Signature of witness

Name

Address

Executed as a deed by Andrew Mitchell in the presence of	)
	)	/s/ Andrew Mitchell
)
/s/ Dee Sian

Signature of witness

Name

Address

Executed as a deed by Robert Galvin in the presence of	)
	)	/s/ Robert Galvin
)
/s/ Dee Sian

Signature of witness

Name

Address

Executed as a deed by Flex Fuels Energy, Inc acting by its duly authorised officer Tom Barr in the presence of:	)	/s/ Thomas Barr
)
	)	Authorised officer

/s/ Dee Sian

Signature of witness

Name

Address